Exhibit 99.1

Worthington Industries to Acquire STAKO

Expands Alternative Fuel Products With New Offering

COLUMBUS, Ohio--(BUSINESS WIRE)--September 30, 2011--Worthington Industries, Inc. (NYSE:WOR) announced today that its Pressure Cylinders segment has purchased the assets of STAKO, a leading European producer of automotive liquefied propane gas (LPG) tanks, located in Slupsk, Poland.

STAKO manufactures toroidal and cylindrical LPG tanks for storage of liquid gas propane-butane mixture for engines in passenger cars and commercial and delivery vehicles. The company has also initiated production of compress natural gas (CNG) composite and steel tanks used mainly for storage of compressed methane used to fuel automotive vehicles and buses. Other composite tanks are used for storage of compressed air for medicine, aeronautics breathing air for fire fighters, scuba diving and paintball. STAKO currently has 470 employees. Sales for the last 12 months were approximately $25 million USD.

“This acquisition expands our alternative fuels product offering and gives us the broadest offering of alternative fuel tanks for the automotive OEM and aftermarkets,” said Worthington Industries Chairman and CEO John McConnell.

“STAKO is one of the world’s leading manufacturer of LPG auto tanks and strengthens our manufacturing presence for the growing global alternative fuels markets,” said Andy Billman, President, Worthington Cylinders.

With the addition of these assets, Worthington Cylinders now offers the broadest line of alternative fuel cylinders for storage of high pressure CNG and LPG: Type I steel, Type II hoop-wrapped steel, and Type III aluminum-lined/ composite reinforced. The Company also has Type IV resin-lined/composite reinforced technology that it intends to further develop for the automotive industry. SCI, a recent Pressure Cylinders acquisition and a leader in composite technology for the automotive industry, will be working with STAKO to further develop this market.

About Worthington Cylinders
Worthington Cylinders is the world’s leading global manufacturer of pressure cylinders, delivering products and value-added services to its customers designed to exceed their expectations in quality, service and value. Worthington Cylinders offers the most complete line of pressure cylinders in the industry, including storage of liquefied petroleum, refrigerant, oxygen and industrial gases. Balloon Time® and Worthington Pro Grade® products are available at retailers nationwide and provide consumers products for grilling, party planning, outdoor leisure activities and home repair.

About Worthington Industries
Worthington Industries is a leading diversified metals manufacturing company with 2011 fiscal year sales of approximately $2.4 billion. The Columbus, Ohio based company is North America’s premier value-added steel processor; a leader in manufactured pressure cylinders, such as propane, oxygen and helium tanks, hand-held torches, refrigerant and industrial tanks, camping cylinders, compressed natural gas storage cylinders and scuba tanks; framing systems and stairs for mid-rise buildings; steel pallets and racks; and through joint ventures, suspension grid systems for concealed and lay-in panel ceilings, laser welded blanks; light gauge steel framing for commercial and residential construction; and current and past model automotive service stampings. Worthington, including its joint ventures employs approximately 8,500 people and operates 74 facilities in 12 countries.

Safe Harbor Statement
The Company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements by the Company relating to the expected benefits of the acquisition including the expectations for accretiveness, synergies and growth; expected growth of the pressure cylinder business; increases to product lines; opportunities to participate in certain markets; and other non-historical matters constitute “forward looking statements” within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, the possibility that costs or difficulties related to the integration of the business acquired are greater than expected; the ability to maintain relationships with customers of the acquired business; product demand and pricing, changes in product mix and market acceptance of products; fluctuations in pricing, quality or availability of raw materials, supplies, utilities and other items required by operations; the ability to realize price increases, cost savings and operational efficiencies on a timely basis; capacity levels and efficiencies within facilities, within major markets and within the industry as a whole; financial difficulties of customers, suppliers, joint venture partners and others with whom the Company does business; the effect of national, regional and worldwide economic conditions generally and within major product markets, including a prolonged or substantial economic downturn; the effect of adverse weather on facilities and shipping operations; changes in customer spending patterns and supplier choices; acts of war and terrorist activities; the ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; deviation of actual results from estimates and/or assumptions used by the Company; the level of import and import prices in the company’s markets; the impact of governmental regulations, both in the United States and abroad; and other risks described from time to time in filings with the United States Securities and Exchange Commission.

CONTACT:
Worthington Industries, Inc.
Cathy M. Lyttle, 614-438-3077
VP, Corporate Communications and Investor Relations
E-mail: cmlyttle@WorthingtonIndustries.com
or
Sonya L. Higginbotham, 614-438-7391
Director, Corporate Communications
E-mail: slhiggin@WorthingtonIndustries.com
or
www.WorthingtonIndustries.com